Press release.

Company Contact:

Annabel Greenberg
Aquiline
+44 7717-252-307
agreenberg@aquiline.com

Leslie Wojcik
SEI
+1 610-676-4191
lwojcik@seic.com
Pages: 3

Media Contact:

Anthony Silverman
Apella Advisors
+44 7818-036-579
aquiline@apellaadvisors.com

Kerry Mullen
Vested
+1 917-765-8720
kerry@fullyvested.com

FOR IMMEDIATE RELEASE

Aquiline to Acquire SEI's Family Office Services Business

PHILADELPHIA and OAKS, Pa., Feb. 27, 2025 – Aquiline, a private investment firm specializing in financial services and technology, and SEI® (NASDAQ:SEIC) today announced that the companies have entered into a definitive agreement for Aquiline to acquire SEI's Family Office Services business. Following the transaction's close, the business will operate as Archway, capitalizing on the well-known and respected brand of the Archway Platform℠ within the family office market.

SEI's Family Office Services business delivers technology and outsourced services that connect and power the accounting, investment management, and reporting functions of family offices and family office divisions of financial intermediaries. SEI's Archway Platform is designed to streamline family office operations and deliver advanced financial reporting for ultra-high-net-worth families. As of Dec. 31, 2024, SEI's Family Office Services business had $723 billion in assets on the Archway Platform.[1]

As part of the transaction, Family Office Services employees in SEI's Indianapolis, Denver, and Oaks offices, including members of the Family Office Services business' core leadership team, will transition with the business.

Commenting on the opportunity, Vincenzo La Ruffa, Managing Partner at Aquiline, said:

"The Archway Platform has long been the premier provider of accounting and reporting software solutions to family offices across the country. Its powerful general ledger engine can support the most complex families, and we are excited to further invest and extend the platform. We are delighted to be

© 2025 SEI®
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© 2025 SEI® 2 partnering with SEI, a leader in the financial services industry who has shepherded this business for nearly a decade.” Sandy Ewing, Head of SEI’s Family Office Services business, added: “As part of SEI’s broader growth strategy, we’re committed to investing in the areas of our business where we believe we can drive growth, and for more than seven years, we’ve made substantial investments in the solutions and capabilities we deliver for the family office segment. Our talented team has worked tirelessly to build and grow this business, evidenced by its strong reputation in the family office market and our award-winning Archway Platform. We’re proud of their contributions to SEI’s growth, and we could not be more appreciative of their dedication to advancing the technology solutions and delivering best-in-class service for our clients. “Aquiline is a well-respected investment partner across the financial services industry. With their strategic commitment to transforming the client experience and streamlining complex family office operations, we believe they can accelerate growth and adoption of the Archway Platform across the private wealth landscape.” The total purchase price is $120 million, and the transaction is expected to close in late second quarter 2025, subject to applicable regulatory approval and other customary closing conditions. Morgan Stanley & Co. LLC served as financial advisor to Aquiline, and Ropes & Gray LLP served as legal counsel to Aquiline. Holland & Knight served as legal counsel to SEI. 1Assets on platform is not indicative of potential revenue. About Aquiline Aquiline Capital Partners LP ("Aquiline") is a private investment firm based in New York, London, and Philadelphia, that is dedicated to financial services and technology. As of September 30, 2024, Aquiline has approximately $11.3 billion of assets under management and has deployed approximately $7.0 billion of capital across the firm’s three strategies in private equity, venture, and credit. For more information about Aquiline, its investment professionals, and its portfolio companies, visit www.aquiline.com. About SEI® SEI (NASDAQ:SEIC) is a leading global provider of financial technology, operations, and asset management services within the financial services industry. SEI tailors its solutions and services to help clients more effectively deploy their capital—whether that’s money, time, or talent—so they can better serve their clients and achieve their growth objectives. As of Dec. 31, 2024, SEI manages, advises, or administers approximately $1.6 trillion in assets. For more information, visit seic.com. Forward-looking statements This release contains forward-looking statements within the meaning or the rules and regulations of the United States Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology, such as “may,” “will,” “expect,” “believe” and “continue” or “appear.” SEI’s forward-looking statements include its’s current expectations as to:

© 2025 SEI® 3 • its strategic focus; • the expected closing date of the transaction discussed in this release; and • the operations and prospects of the business after the closing of the transaction described in this release. You should not place undue reliance on the forward-looking statements in this release, as they are based on the current beliefs and expectations of SEI’s management and subject to significant risks and uncertainties, many of which are beyond the control of SEI’s management and are subject to change. Although SEI’s management believes the assumptions upon which it bases SEI’s forward-looking statements are reasonable, they could be inaccurate. The risks and uncertainties in connection with such forward-looking statements related to the acquisition include, but are not limited to: • the occurrence of any event, change or other circumstances that could delay the closing of the proposed acquisition; • the possibility of non-consummation of the proposed acquisition; • the failure to satisfy any of the conditions to the proposed acquisition; • the possibility that a governmental entity may prohibit the consummation of the proposed acquisition or may delay or refuse to grant a necessary regulatory approval in connection with the proposed acquisition. Some of the additional risks and important factors that could cause actual results to differ from those described in SEI’s forward-looking statements can be found in the “Risk Factors” section of SEI’s Annual Report on Form 10-K for the year ended Dec. 31, 2024, filed with the United States Securities and Exchange Commission. ###